                            SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14C-5(d)(2))
[ ] Definitive Informtion Statement

                         AAROW ENVIRONMENTAL GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
    (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

    (5) Total fee paid:

        ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount Previously Paid:

                 -------------------------------------------------------------
        (2)      Form, Schedule or Registration Statement No.:

                 -------------------------------------------------------------
        (3)      Filing Party:

                 -------------------------------------------------------------
        (4)      Date Filed:

                 -------------------------------------------------------------

                        AAROW ENVIRONMENTAL GROUP, INC.
                        110 West 7th Street, Suite 200
                          Tulsa, Oklahoma 74119-1108
                                (918) 583-7700

--------------------------------------------------------------------------------
                             INFORMATION STATEMENT
--------------------------------------------------------------------------------


                                    SUMMARY

         We, at Arrow Environmental Group, Inc., are furnishing this information statement to you and our other shareholders in connection with an amendment of our Articles of Incorporation to:

- increase the number of authorized shares of common stock, $.001 par value per share, of the Company ("common stock") from 30,000,000 to 200,000,000 shares (the "share amendment") and

- change the name of the Company to "Aaro Broadband Wireless Communications" (the "name change amendment").

Our board of directors unanimously approved this amendment on May 24, 2000. The amendment is attached hereto a Appendix A. This amendment requires approval by the holders of a majority of our outstanding common stock. This shareholder approval will be pursuant to the shareholder consent attached hereto as Appendix B, which upon execution will result in ____% approval by the holders of our outstanding common stock.

         It is anticipated that the shareholders consent will be executed 20 days following mailing of this information statement to you and our other Shareholders. Immediately after execution of the shareholder consent, we will file the amended Articles of Incorporation with the Secretary of State of Nevada. Consequently, further shareholder vote or approval will not be required to authorize the share amendment and the name change amendment. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This information statement is first being sent to you and our other shareholders on or about ________, 2000.

                       RECORD DATE AND VOTING SECURITIES

         This Information Statement is being sent to shareholders of record at the close of business on May __, 2000 (the "Record Date"). As of the Record Date, there were 30,000,000 shares of our common stock outstanding and 2,000,000 shares of our series I convertible preferred stock (entitling the holder to 6,000,000 voting shares) and entitled to vote in connection with the matters covered by the shareholder consent. Each common share is entitled to one vote and each preferred share is entitled to three votes. There are no other issued and outstanding securities of the Company entitled to vote in connection with such matters.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information as to the beneficial ownership of our common stock as of the Record Date of (i) each person that beneficially owns more than 5% thereof, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares, and there is no family relationship between the executive officers and directors. For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owns includes shares of common stock that the named person has the right to acquire within 60 days of the Record Date upon exercise of outstanding stock options or conversion rights, but such shares are not included for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.



                                                                    PERCENTAGE OF
                                                      SHARES         OUTSTANDING
                                                   BENEFICIALLY      BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED          OWNED SHARES
                                                   ------------     -------------
Ronald L. Baker(1)..............................     12,033,689           33.4%
    110 West 7th Street, Suite 200
    Tulsa, Oklahoma 74119-1108

Norman S. Leighty(2)............................      1,984,701            6.3%
    1621 Turtle Lake Road
    Tulsa, Oklahoma 73160-6141

J. Michael Erhart(3)............................        837,560            2.8%

Steve Zabel.....................................        500,000            1.7%

Richard R. Stutsman(4)..........................        484,701            1.6%

Michael W. Canfield(5)..........................        339,851            1.1%

Executive Officers and Directors
    as a Group (five persons)(6)................     16,180,502           43.0%


----------------------
(1) The shares beneficially owned and the percentage include 490,000 shares owned by Jesslyn Dee Baker, wife of Mr. Baker, and 6,000,000 shares into which 2,000,000 shares of our series I convertible preferred stock is convertible.
(2) The shares beneficially owned and the percentage include 155,000 shares owned by Sharon J. Leighty, wife of Mr. Leighty, and 800,000 shares issuable upon exercise of redeemable warrants and the right to receive 800,000 shares following amendment of our articles of incorporation to increase the number of shares we are authorized to issue.
(3) The shares beneficially owned and the percentage include 745,312 shares owned by Mr. Erhart's living trust and 190,225 shares owned by Doris Erhart, wife of Mr. Erhart.
(4) The number of shares and percentage include 100,000 shares of common stock issuable upon exercise of common stock purchase warrants held by Mr. Stutsman and 100,000 shares owned by Nancy L. Stutsman, wife of Mr. Stutsman.
(5) The shares beneficially owned and the percentage include 100,000 shares owned by Dollie E. Canfield, wife of Mr. Canfield, and 9,150 shares held in Mr. Canfield's individual retirement account.
(6) The shares beneficially owned and the percentage include the shares beneficially owned by Messrs. Baker, Erhart, Canfield, Leighty and Stutsman, our officers and directors.

                            DESCRIPTION OF SECURITIES

         Pursuant to our articles of incorporation, we are authorized to issue up to 30,000,000 shares of our common stock, $.001 par value per share, and 5,000,000 shares of our preferred stock, $.001 par value per share. As of the date of this Memorandum, we have 30,000,000 shares of common stock outstanding. Following amendment of our articles of incorporation, we will be authorized to issue up to 200,000,000 shares of our common stock.

         The following description of certain matters relate to our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, bylaws and the warrant agreement between us and Securities Transfer Corporation (the "warrant agent"). Our certificate of incorporation, bylaws and the warrant agreement will be provided upon request addressed to us. See "Where You Can Find Additional Information."

COMMON STOCK

         As holders of our outstanding shares of the common stock, your rights, privileges, disabilities and restrictions in general are as follows:

- the right to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of assets legally available therefor, subject to the payment of preferential dividends with respect to our then outstanding preferred stock;

- the right to share ratably in all assets available for distribution to the common stock shareholders after payment of our liabilities in the event of our liquidation, dissolution and winding-up, subject to the prior distribution rights of the holders of our then outstanding preferred stock;

- the right to one vote per share on matters submitted to a vote by our common stock shareholders;

- no preferential or preemptive right and no subscription, redemption or conversion privilege with respect to the issuance of additional shares of our common stock; and

- no cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all members of our board of directors then subject to election.

In general, a majority vote of shares represented at a meeting of common stock shareholders at which a quorum (a majority of the outstanding shares of common stock) is present, is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of our then outstanding preferred stock and entitled to vote with the holders of our common stock. Upon issuance of the common stock offered under the offering, all of the outstanding shares of our common stock will be fully paid and non-assessable.

PREFERRED STOCK

         Our authorized preferred stock may be issued from time to time in one or more series. Our board of directors, without further approval of the common stock shareholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of our preferred stock. We believe that having this a class of preferred stock provides greater flexibility in financing, acquisitions and other corporate activities. While there are no current plans, commitments or understandings, written or oral, to issue any of our preferred stock, in the event of any issuance, our common stock shareholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuance of preferred stock could adversely affect

-        the voting power of the holders of our then outstanding common stock,

- the likelihood that the holders will receive dividend payments and payments upon liquidation and

- could have the effect of delaying or preventing a change in shareholder and management control.

SERIES I PREFERRED STOCK

         Our Board of Directors has designated 3,300,000 shares of our authorized preferred stock as Series I Convertible Preferred Stock ("Series I Preferred Stock") with a stated value of $1.00 per share. As of the date of the Record Date, 2,000,000 shares of Series I Preferred Stock were outstanding.

         The Series I Preferred Stock possess all such rights and privileges that are afforded to preferred stock by the Nevada General Corporation Law in the absence of any express grant or limitation of rights or privileges provided in the Series I Certificate. The designations and the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series I Preferred Stock as set forth in the Series I Certificate are summarized below.

         DIVIDENDS. Out of our surplus or net profits legally available for dividends, the holder of the Series I Preferred Stock will be entitled to receive and participate in dividends declared or paid on our outstanding common stock on the same basis that the common stock at the rate of three shares of common stock for each outstanding share of Series I Preferred Stock.

         VOTING RIGHTS. Holders of the Series I Preferred Stock will have the right to vote for the election of directors and on all other matters requiring shareholder action, the holder being entitled to a three votes per share.

         LIQUIDATION RIGHTS. In the event of our liquidation, dissolution or winding-up of our affairs, and before any distribution or payments are made to the holders of our common stock, holders of the Series I Preferred Stock will be entitled to receive a liquidating distribution of $1.00 per share before any distribution of assets will be made to holders of common stock or any other junior stock. Holders of Series I Preferred Stock are not entitled to participate in any further liquidating distributions.

         CONVERSION PRIVILEGES. Each share of Series I Preferred Stock is convertible, at such holder's option, into three shares of common stock at any time, subject to customary adjustments to prevent dilution upon the occurrence of certain future events.

TRANSFER AND WARRANT AGENT AND REGISTRAR

         Securities Transfer Corporation is the registrar and transfer agent of our common stock and warrant agent of our redeemable warrants.

SHAREHOLDER ACTION

         Under our bylaws, the affirmative vote of the holders of a majority of our outstanding shares of the common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to any act or action required of or by the holders of the common stock, except as otherwise provided by the Nevada General Corporation Law.

         Under Nevada General Corporation Law, our shareholders may take actions without the holding of a meeting by written consent. The written consent must be signed by the holders of a sufficient number of shares to approve the act or action had all of our outstanding shares of capital stock entitled to vote thereon been present at a meeting. In this event, we are required to provide prompt notice of any corporate action taken without a meeting to our shareholders who did not consent in writing to the act or action.

REDEEMABLE WARRANTS

         As of the Record Date, we had outstanding redeemable warrants exercisable for the purchase of 8,000,000 shares of our common stock on or before June 30, 2005, at exercise prices of $3.00 per share. A warrant holder will only be permitted to exercise the warrants held in the event the shares of common stock issuable upon exercise of the warrants are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the warrant holder resides.

         We may redeem these warrants on not less than 30 nor more than 60 days' written notice, at a price of $.0001 per warrant, at any time that the average closing price per share of the common stock is at least $4.50 per share (or 150% of the exercise price if less than $4.50) for five or more consecutive trading days.

Warrant holders will automatically forfeit their rights to purchase the shares of common stock issuable upon exercise unless the warrants are exercised before the close of business on the business day immediately prior to the date set for redemption (the "redemption date"). All of the outstanding warrants must be redeemed if any are redeemed. A notice of redemption will be mailed to each of the registered warrant holders by first class, postage prepaid, within five business days after the date set for redemption, but no earlier than the 30th nor later than the 60th day before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the redeemable warrants shall terminate at 5:00 p.m. central times on the business day immediately preceding the redemption date.

         These warrants contain provisions that protect the warrant holder against dilution by adjustment of the number of shares of common stock or our other securities purchasable upon exercise of the warrants. These adjustments include stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other extraordinary events.

         Although these warrants have a fixed exercise price and have a fixed expiration date, it is possible that in the future we may wish to reduce the exercise price or extend the exercise period. We have no plans to and will not, in any way, prior to completion of this offering, reduce such price or extend the exercise period of the warrants.

OTHER OUTSTANDING WARRANTS AND STOCK OPTIONS

         As of the Record Date, we had outstanding

- warrants exercisable for the purchase of 2,950,000 shares of our common stock during various periods, all of which expire on or before June 30, 2005, at exercise prices of $.25 to $.375 per share and

- stock option granted under our stock option plan exercisable for the purchase of 42,000 shares of our common stock on or before June 30, 2005, at an exercise price of $.375 per share.

The exercise prices of these warrants and stock options were equal to the estimated fair market value of the common stock on the date of we agreed to issue the warrants or the grant of the stock options. Our board of directors is also authorized to issue additional stock options exercisable for the purchase of 2,458,000 shares of our common stock under our stock option plan.

OWNERSHIP OF MANAGEMENT

         THE SHARE AMENDMENT. The Share Amendment, upon its approval by a majority vote of our shareholders pursuant to the shareholder consent attached to this Information Statement as Appendix B will increase the authorized common stock from 30,000,000 to 200,000,000 shares. The number of authorized shares available is not sufficient for the future issuance of the aggregate common stock issuable under the outstanding warrants and stock options. The Share Amendment is for the principal purpose of increasing the number of authorized shares of common stock to permit future issuance under our stock option plan of up to 2,500,000 shares of common stock, conversion of our outstanding Series I Preferred Stock into 6,000,000 shares of common stock, exercise of outstanding warrants for the purchase of 10,950,000 shares of common stock. We intend to reserve the shares of common stock required for future issuance under the outstanding warrants and stock options and under our stock option plan as soon as the Share Amendment has been approved by our shareholders and the amendment to our Articles of Incorporation is filed with the Secretary of State of Nevada.

         As secondary purpose of increasing the number of authorized shares of common stock, our Board of Directors believes that the authorized common stock is required to enable us to respond to business opportunities and to pursue objectives that may develop or arise in the future. Accordingly, our Board of Directors believes that it is in our best interest to increase the number of authorized shares of common stock by 170,000,000 shares. Our Board of Directors also believes that the availability of additional shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of directors from time to time, including financings, acquisitions, strategic business relationships or stock dividends and stock splits. Furthermore, our Board of Directors believes that the availability of additional shares of common stock will enable us to attract and retain talented employees through grant of stock options and other stock-based incentives. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain a pro rata ownership interest, on a shareholder's percentage voting power.

         The authorized shares of common stock in excess of those issued will be available for issuance at times and for corporate purposes that our Board of Directors deems advisable without further action by our shareholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded. Upon issuance, these shares will have the same rights as the outstanding shares of common stock. Holders of common stock do not have preemptive rights. Our Board of directors does not intend to issue any common stock except on terms that the Board deems to be in our best interest and the best interests of our then-existing shareholders.

         The purpose of the Share Amendment is not to use the ability to issue additional common stock to discourage tender offers or takeover attempts. However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of us. The Share Amendment is not in response to any effort by any party to accumulate material amounts of common stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change our management. In addition, the Share Amendment is not included in plan by management to recommend a series of similar amendments to our Board of Directors and our shareholders.

         This amendment will not result in the adjustment of the number of shares of common stock issuable upon exercise of outstanding stock options and warrants or the number of shares of common stock issuance upon exercise of stock options granted under our stock option plan. As of the Record Date, after giving full effect to the reservation shares for issuance upon the grant and exercise of outstanding stock options and warrants, of the 200,000,000 common shares authorized, _________ shares will be available for issuance.

         As of the Record Date, there were ________ shares of issued common stock, of which _________ were treasury shares, and 2,000,000 of our Series I Preferred Stock convertible into 6,000,000 shares of our common stock. Neither our common stock nor preferred stock provides preemptive rights to purchase newly issued shares.

         NAME CHANGE AMENDMENT. On May 1, 2000, pursuant to merger Global Wireless Technologies, Inc. became our wholly-owned subsidiary. As a result of this merger-acquisition, our business focus and plan became the development and providing of nationwide wireless communication services and mobile data solutions for business and individual subscribers. In this regard we offer comprehensive and flexible wireless data solutions that permit subscribers to access via wireless cellular communication devices their email, corporate intranets, personal Web pages and the Internet anytime on a nationwide basis. The subscribers efficiently and reliably will be enabled to access public Web sites from all our supported devices. Each subscriber will be able to access a personal menu of popular Web sites which enable the subscriber to access a wide variety of Internet content, including business and financial data, news, sports, travel, entertainment, personal contact and other information. Our subscribers will also be able to conduct e-commerce transactions, such as shopping, reservations and stock trading, to the extent permitted by their mobile device of choice.

         In connection with the merger-acquisition our board of directors believe it is important that our corporate name be reflective of our future business enterprise. Accordingly, on May 24, 2000, our board unanimously approved "Aaro Broadband Wireless Communications, Inc." as our corporate name which requires amendment of our articles of incorporation (the "name change amendment"), which upon proper filing with the Secretary of State of Nevada, will change our name to "Aaro Broadband Wireless Communications, Inc." A copy of the amendment to our articles of incorporation is attached as Appendix A.

         Immediately following execution of the shareholder consent approving of the name change amendment, the amendment to certificate of incorporation will be filed with the Secretary of State of Nevada.

EACH PRESENT CERTIFICATE WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES SHOWN ON ITS FACE. PRESENT CERTIFICATES WILL NOT BE EXCHANGED FOR NEW CERTIFICATES. DO NOT DESTROY YOUR PRESENT CERTIFICATES OR RETURN THEM TO US OR OUR TRANSFER AGENT.

                                               AAROW ENVIRONMENTAL GROUP, INC.


Tulsa, Oklahoma
_________, 2000

                                                                     APPENDIX A

                               SECOND AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                         AAROW ENVIRONMENTAL GROUP, INC.
                       (FORMERLY RAIN FOREST-MOOSE, LTD.)

         Aarow Environmental Group, Inc., a Nevada corporation (this "Corporation"), does hereby certify:

         1. Aarow Environmental Group, Inc. was incorporated on February 19,
1996.

         2. This Second Amendment to the Articles of Incorporation was duly adopted in accordance with the provisions of Sections 78.315 and 78.320 of the Nevada General Corporation Law.

                                    ARTICLE I

         NAME. The name of this corporation is Aaro Broadband Wireless Communications, Inc. (this "Corporation").

                                   ARTICLE IV

         CAPITALIZATION. (a) The total number of shares of capital stock which this Corporation shall have the authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of Common Stock having a par value of $.001 per share, and 5,000,000 shares of Preferred Stock having a par value of $.001 per share.

         (b) Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the shareholders of this Corporation for a vote, unless otherwise provided by resolution of the Board of Directors providing for issuance of such Common Stock as a class or series of Common Stock.

         (c) The Board of Directors of this Corporation shall have full authority, to the extent permitted by the Nevada General Corporation Law, to adjust the capital stock of this Corporation, to designate classes or series thereof and to determine whether all or any part of such Common Stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

         (d) At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, this Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Articles of Incorporation of this Corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of this Corporation or any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, this Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of this Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of this Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by this Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

         (e) Notwithstanding the foregoing, all shareholders of this Corporation shall not have a preemptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into capital stock of this Corporation, authorized, issued or sold.

         5. In all other respect this Corporation's Articles of Incorporation remains as set forth in the Second Amended of Articles of Incorporation of this Corporation.

         IN WITNESS WHEREOF, this Corporation has caused this Second Amendment of Articles of Incorporation to be signed by its Chief Executive Officer and President and attested by its Secretary this ____ day of ____________, 2000.

                                      AAROW ENVIRONMENTAL GROUP, INC.


                                      By:
                                         ---------------------------------------
                                           Ronald L. Baker
                                           Chief Executive Officer and President
ATTEST:

-------------------------------------
Michael W. Canfield, Secretary

                                                                      APPENDIX B

                            CONSENT TO ACTION IN LIEU
                        OF A MEETING OF THE STOCKHOLDERS
                       OF AAROW ENVIRONMENTAL GROUP, INC.

         The undersigned holders of a majority of the outstanding shares of common stock, $.001 par value per share (the "Common Stock"), of Aarow Environmental Group, Inc., a Nevada corporation (the "Corporation"), do hereby adopt and consent to the adoption of the following resolutions, with the same force and effect as if these resolutions were proposed, seconded and adopted by the holders of a majority of the outstanding shares of Common Stock at a meeting of the Corporation's stockholders duly called and ehld on the date set forth below:

         WHEREAS, upon the recommendation of the Board of Directors of the Corporation, the below named holders of a majority of the issued and outstanding shares of Common Stock deem it advisable to approve amendment of the Corporation's Articles of Incorporation to (i) increase the number of authorized shares of Common Stock of the Corporation from 30,000,000 to 200,000,000 shares and change the name of the Corporation to "Aaro Broadband Wireless Communications."

         NOW, THEREFORE, BE IT RESOLVED, that Article I and Article IV of the Corporation's Articles of Incorporation be amended to change the name and increase the number of authorized shares of Common Stock of the Corporation as follows:


                                    ARTICLE I

                  Name. The name of this corporation is Aaro Broadband Wireless Communications, Inc. (this "Corporation").

                                   ARTICLE IV

                  Capitalization. (a) The total number of shares of capital stock which this Corporation shall have the authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of Common Stock having a par value of $.001 per share, and 5,000,000 shares of Preferred Stock having a par value of $.001 per share.

                  (b) Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the shareholders of this Corporation for a vote, unless otherwise provided by resolution of the Board of Directors providing for issuance of such Common Stock as a class or series of Common Stock.

                  (c) The Board of Directors of this Corporation shall have full authority, to the extent permitted by the Nevada General Corporation Law, to adjust the capital stock of this Corporation, to designate classes or series thereof and to determine whether all or any part of such Common Stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

                  (d) At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, this Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Articles of Incorporation of this Corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of this Corporation or any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, this Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of this Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of this Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by this Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

                  (e) Notwithstanding the foregoing, all shareholders of this Corporation shall not have a preemptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into capital stock of this Corporation, authorized, issued or sold.

         EXECUTED on the ____ day of ___________, 2000, but effective as of the ____ day of _____________, 2000.

-----------------------------------         -----------------------------------
Ronald L. Baker                             Michael C. Canfield

Erhart Living Trust

By:--------------------------------         -----------------------------------
         Michael Erhart, Trustee            Steve Zabel

-----------------------------------         -----------------------------------
Norm L. Leighty                             Richard R. Stutsman

-----------------------------------         -----------------------------------
Howard Evans                                Dennis Byford

-----------------------------------         -----------------------------------
Scott DeWitt                                Carlos Sanchez

-----------------------------------         -----------------------------------
John Carsten                                Allen Brown

-----------------------------------         -----------------------------------
Duane Blass                                 Brett Jackson

-----------------------------------         -----------------------------------
John Philip Curran                          Daniel Shelton

-----------------------------------         -----------------------------------
David Baker                                 Paul Swales

-----------------------------------         -----------------------------------
Cody Hardridge                              Chris Evans

-----------------------------------         -----------------------------------
Nathan Nichols                              Carla Bennsinger

-----------------------------------         -----------------------------------
Susan Horton                                Lisa Nichelson

-----------------------------------         -----------------------------------
Bryant Ingram                               Sean Williams

-----------------------------------         -----------------------------------
Michael R. Morrisett                        Eddie Harper

-----------------------------------
Michael E. Dunn


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